EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-188208 on Form S-8 of our report dated March 17, 2014 relating to the consolidated financial statements, appearing in this Annual Report on Form 10-K.

Crowe Horwath LLP

South Bend, Indiana
March 17, 2014